Exhibit 16

John Hancock Investment Trust

POWER OF ATTORNEY

I do hereby constitute and appoint John J. Danello, Kinga Kapuscinski, Thomas M. Kinzler, Nicholas J. Kolokithas, Christopher Sechler, Betsy Anne Seel, Steven Sunnerberg and Andrew Wilkins, or any one of them, my true and lawful attorneys to execute a registration statement, and any amendments thereto, to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Investment Trust (the “Trust”), to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s registration statement on Form N-14 relating to the portfolio combination listed below and any amendments (including post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Portfolio Combination

John Hancock Sovereign Investors Fund, a series of the Trust into

John Hancock Large Cap Equity Fund, a series of the Trust

Name	Signature	Title	Date

Charles L. Bardelis	/s/ Charles L. Bardelis	Trustee *	**

James R. Boyle	/s/ James R. Boyle	Trustee*	**

Craig Bromley	/s/ Craig Bromley	Trustee*	**

Peter S. Burgess	/s/ Peter S. Burgess	Trustee*	**

William H. Cunningham	/s/ William H. Cunningham	Trustee*	**

Grace K. Fey	/s/ Grace K. Fey	Trustee*	**

Theron S. Hoffman	/s/ Theron S. Hoffman	Trustee*	**

Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee*	**

Hassell H. McClellan	/s/ Hassell H. McClellan	Trustee*	**

James M. Oates	/s/ James M. Oates	Trustee*	**

Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee*	**

Gregory A. Russo	/s/ Gregory A. Russo	Trustee*	**

Warren A. Thomson	/s/ Warren A. Thomson	Trustee*	**

*Trustee of John Hancock Investment Trust

**December 18, 2013